                                                                       Exhibit 3

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           TECHNOR INTERNATIONAL, INC.

            TECHNOR INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada, by its president (or vice-president) and secretary (or assistant secretary) does hereby certify:

            1. That the board of directors of said corporation, acting by unanimous written consent, dated September 15, 1999, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

            RESOLVED that Article One of said Articles of Incorporation be amended to read as follows: "The name of the corporation is: CellPoint Inc."

            2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the article of incorporation is 7,440,000; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

            IN WITNESS WHEREOF, the said Technor International, Inc. has caused this
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certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this15th day of September, 1999.


                                          TECHNOR INTERNATIONAL, INC.


                                          By /s/ PETER HENRICSSON
                                             ------------------------------
                                          Peter Henricsson, President


                                             /s/ LYNN DUPLESSIS
                                          ---------------------------------
                                                 Lynn Duplessis, Secretary

(SEAL)

STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )

            On September 15, 1999, personally appeared before me, Steven R. Berger, a Notary Public, Peter Henricsson and Lynn Duplessis, who acknowledged that they executed the above instrument.


/s/ STEVEN R. BERGER
--------------------------
(Notary Public)

(SEAL)


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